UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 18, 2005


                          ROCKY MOUNTAIN MINERALS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


             Wyoming                    0-9060                  83-0221102
 ---------------------------          -----------               ------------
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


                   2480 North Tolemac Way, Prescott, AZ 86305
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (928) 778-1450


                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 : Registrant's Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.
---------      --------------------------------------------

     As of July 18, 2005, Rocky Mountain Minerals, Inc. and its Exmouth Joint Venture Partners, Octanex N.L. and Strata Resources N.L., have entered into an Agreement with BHP Billiton Petroleum Pty Ltd ("BHP") and Apache Energy Limited ("Apache") for the sale of a 100% working interest in WA-329-P, a petroleum exploration permit in the offshore Exmouth Sub-basin of Australia. The Permit covers an area of approximately 177,000 acres.

     The terms of the Agreement provide an initial $400,000 cash payment, a deferred supplemental purchase price of $1,000,000 contingent upon the drilling of a well or maintaining the property into Year 5 of the permit, whichever first occurs, and the grant of an overriding royalty interest ranging from 2.75 to
3.75 percent with respect to any future production from the property.

     The percentage interests in WA-329-P are: Rocky Mountain Minerals, Inc. (25.0%), Octanex N.L. (37.5%) and Strata Resources N.L. (37.5%). Last year the Exmouth Joint Venture sold to BHP a 100% working interest in exploration permit WA-322-P, which is located to the immediate north of WA-329-P.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ROCKY MOUNTAIN MINERALS, Inc.

                                            Date:  July 18, 2005


                                            By:   /s/ W. Ray Hill
                                                  ----------------------
                                                  W. Ray Hill, President








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